Exhibit 99.1

PRO-PHARMACEUTICALS ANNOUNCES CASH PAYMENT of DEBENTURES

& CLINICAL TRIAL PROGRESS

Newton, Mass. (September 28, 2006) — Pro-Pharmaceuticals, Inc. (Amex: PRW), a developer of novel carbohydrate therapeutic compounds, today announced several new corporate initiatives and developments.

We have notified our Convertible Debenture holders that we will make the next monthly payment of principal and interest in cash. We also are implementing several initiatives that enable us to consider making future Debenture payments in cash or to extend our current cash runway.

Clinical sites have been added in Israel and Europe to accelerate patient enrollment for the Phase ll colorectal cancer and biliary cancer trials. The kickoff meeting is being held this week to launch the Phase II clinical trial of DAVANAT® with Avastin®, 5-FU and leucovorin for front line therapy of patients with metastatic colorectal cancer. The Phase II clinical trial of DAVANAT® with 5-FU is for front line therapy of patients with biliary cancer. Biliary cancer may represent an opportunity for orphan drug status approval.

We have temporarily delayed dosing patients in our Europe-based Phase III colorectal cancer trial to focus our resources on the Phase ll trials as they present an opportunity to provide results more quickly and more cost effectively.

“We believe the key to success is results in humans and we are focused on achieving this objective as quickly as possible,” said David Platt, Ph.D., Chief Executive Officer. “Our commitment to improve the standard-of-care for patients, while creating long term value for our shareholders, remains unchanged.”

Additionally, each of our CEO and Chief Scientist has terminated his Rule 10b5-1 pre-arranged stock sales plan.

About DAVANAT®

DAVANAT®, the Company’s lead product candidate, is a proprietary polysaccharide polymer comprised of mannose and galactose carbohydrates in a CARBOSOME™ formation that enables the targeted delivery of chemotherapy drugs to protein receptors (lectins) on cancer cells.

Pro-Pharmaceuticals, Inc. – Advancing Drugs Through Glycoscience®

Pro-Pharmaceuticals is a development stage company engaged in the discovery, development and commercialization of carbohydrate-based therapeutic compounds for advanced treatment of cancer, liver, microbial, cardiovascular and inflammatory diseases, and viral infections. Initially, the product pipeline is principally focused on increasing the efficacy and decreasing the toxicity of approved chemotherapy drugs. The Company has been conducting clinical and pre-clinical studies with its lead product candidate, DAVANAT®, in combination with 5-FU, leucovorin, irinotecan, doxorubicin, oxaliplatin, paclitaxel, cisplatin and AVASTIN®. Results show that DAVANAT® exhibits a broad spectrum of activity with tested drugs. Founded in 2000, the Company is headquartered in Newton, Massachusetts. Additional information is available at www.pro-pharmaceuticals.com.

FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company, including without limitation statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements as defined in the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in such statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, the following: uncertainties as to the utility and market for our potential products; uncertainties associated with pre-clinical and clinical trials of our product candidates; our limited experience in product development and expected dependence on potential licensees and collaborators for commercial manufacturing, sales, distribution and marketing of our potential products; possible development of competing products and technologies; lack of assurance regarding patent and other protection of our proprietary technology; compliance with and change of government regulation of our activities, facilities and personnel; uncertainties as to the extent of reimbursement for our potential products by government and private health insurers; our dependence on key personnel; our history of operating losses and accumulated deficit; and economic conditions related to the biotechnology and biopharmaceutical industry. We cannot assure you that we have identified all the factors that create uncertainties. Readers should not place undue reliance on forward-looking statements.

More information about those risks and uncertainties is contained and discussed in the “Management Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s most recent quarterly or annual report and in the Company’s other reports filed with the Securities and Exchange Commission. The forward-looking statements represent the Company’s views as of the date of this news release and should not be relied upon to represent the Company’s views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company’s views to change, the Company disclaims any obligation to update such forward-looking statements.

Contact: Pro-Pharmaceuticals, Inc., Anthony D. Squeglia: 617.559.0033; squeglia@pro-pharmaceuticals.com.

DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals. CARBOSOME is a trademark of Pro-Pharmaceuticals. AVASTIN is a trademark of Genentech, Inc.